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                                                                    EXHIBIT 99.1

REVOCABLE
APPOINTMENT
OF PROXY


FIRST BANCORP
                   SPECIAL AND ANNUAL MEETING OF SHAREHOLDERS
                         to be held on [______ __, 2000]

   THIS APPOINTMENT OF PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby constitutes and appoints __________________________ and __________________________ as Proxies with full power of substitution to act and vote for and on behalf of the undersigned, as designated below, all the common shares of First Bancorp (the "Company") held of record by the undersigned on [____________], at the special and annual meeting of shareholders to be held at the main office of the Company, 341 North Main Street, Troy, North Carolina 27371 on [______ __, 2000] or any postponement or adjournment thereof.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

1. PROPOSAL TO APPROVE THE MERGER AGREEMENT AND PLAN OF MERGER WITH FIRST SAVINGS BANCORP, INC. AND THE ISSUANCE OF SHARES OF COMMON STOCK OF THE COMPANY IN CONNECTION WITH THE MERGER

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN


2. PROPOSAL TO AMEND THE COMPANY'S BYLAWS TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS ON THE BOARD TO 18 AND TO AUTHORIZE THE BOARD OF DIRECTORS TO ESTABLISH THE NUMBER OF DIRECTORS ON THE BOARD, UP TO THE MAXIMUM NUMBER

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN


3.   ELECTION OF DIRECTORS

     [ ]  FOR all nominees listed below (11 nominees    [ ] WITHHOLD AUTHORITY
          if Proposals 1 and 2 are not approved; 18         To vote for all
          nominees if Proposals 1 and 2 are approved)       nominees listed
          (except as marked to the contrary below)          below

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
          STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

   James H. Garner, Jack D. Briggs, David L. Burns, Jesse S. Capel, George R.
       Perkins, Jr., G.T. Rabe, Jr., Edward T. Taws, Frederick H. Taylor, Goldie H. Wallace, A. Jordan Washburn, John C. Willis (11 nominees)


   Virginia C. Brandt, H. David Bruton, M.D., John F. Burns, Felton J. Capel,
           Frank G. Hardister, Thomas F. Phillips, William E. Samuels
                            (7 conditional nominees)


4. PROPOSAL TO RATIFY THE BOARD OF DIRECTORS' APPOINTMENT OF KPMG LLP as the Company's independent AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN


5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THE PROXIES WILL VOTE FOR THE ELECTION OF DIRECTOR NOMINEES NAMED HEREIN AND FOR THE PROPOSALS UNLESS THE SHAREHOLDER DIRECTS OTHERWISE, IN WHICH CASE THE PROXIES WILL VOTE AS DIRECTED.

         The undersigned acknowledges receipt of the Notice of Special and
Annual Meeting and Joint Proxy Statement/Prospectus dated [              ], and
revokes all Appointments of Proxy heretofore given by the undersigned.

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         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             DATED:                , 2000
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                             ----------------------------
                             Signature

                             -----------------------------
                             Signature if held jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.